Exhibit 99.1


             Michael L. Bowman, Executive Vice President,
        Washington Operations, to Retire from DRS Technologies


    PARSIPPANY, N.J.--(BUSINESS WIRE)--Dec. 13, 2007--DRS
Technologies, Inc. (NYSE: DRS) today announced that Vice Admiral
Michael L. Bowman, USN (Ret.), the company's executive vice president, Washington Operations, informed the company that he plans to retire on or around the end of the company's fiscal 2009 first quarter.

    Consistent with DRS's succession planning initiatives and effective upon Admiral Bowman's retirement, Vice Admiral Phillip M. Balisle, USN (Ret.), the company's senior vice president, maritime strategic plans and programs, will assume Admiral Bowman's responsibilities at DRS's Washington Operations in Arlington, Virginia. Admiral Balisle will report directly to Mark S. Newman, chairman, president and chief executive officer of DRS Technologies.

    "It has been an exceptional honor and privilege to work with Mike for almost 6 years," said Mr. Newman. "All of us at DRS wish him the best as he moves into a well-deserved retirement."

    Mr. Newman added, "I look forward to working directly with Phillip Balisle in this strategically important operating role."

    VADM Bowman's Background

    Vice Admiral Bowman, age 64, joined DRS in March 2001 as senior vice president of the company's Washington Operations and was promoted to executive vice president in June 2005. Prior to that, he served for 35 years with the U.S. Navy, including a number of assignments in the Washington, D.C. area involving congressional relations in support of Navy and Marine Corps defense issues.

    During his military career, Admiral Bowman commanded three air wings, as well as an aircraft carrier battle group. His final active duty assignment was as Commander, Naval Air Force, Pacific Fleet, where he was responsible for approximately 50,000 personnel serving in aircraft carriers and air squadrons throughout the Pacific and southwest Asia theaters. He received numerous military citations, including the Distinguished Service Medal, the Distinguished Flying Cross and the Air Medal.

    VADM Balisle's Background

    Vice Admiral Balisle, age 59, joined DRS in September 2005 as senior vice president, maritime strategic plans and programs, for the company's Washington Operations. Prior to that, he had a distinguished 36-year career with the U.S. Navy, during which he commanded a cruiser-destroyer group and a carrier battle group, among other assignments. He also served as Director, Theatre Air Warfare, N865, and Director, Surface Warfare on the Staff of the Chief of Naval Operations. His final assignment before retiring from the Navy was as Commander, Naval Sea Systems Command (NAVSEA), heading a team of 46,000 men and women nationwide.

    Admiral Balisle has received numerous military awards, including the Distinguished Service Medal, Legion of Merit, Bronze Star and
Meritorious Service Medals.

    DRS Technologies, headquartered in Parsippany, New Jersey, is a leading supplier of integrated products, services and support to military forces, intelligence agencies and prime contractors worldwide. The company employs approximately 10,000 people.

    For more information about DRS Technologies, please visit the company's web site at www.drs.com.

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. Such statements, including statements relating to DRS Technologies' expectations for future financial performance, are not considered historical facts and are considered forward-looking statements under the federal securities laws. These statements may contain words such as "may," "will," "intend," "plan," "project," "expect," "anticipate," "could," "should," "would," "believe," "estimate," "contemplate," "possible" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements and include, without limitation, demand and competition for the Company's products and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings. Given these uncertainties, you should not rely on forward-looking statements. Such forward-looking statements speak only as of the date on which they were made, and the Company undertakes no obligations to update any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: DRS Technologies, Inc.
             Richard M. Goldberg, 973-451-3584
             Vice President, Public Affairs
             goldberg@drs.com
             or
             Patricia M. Williamson, 973-898-6025
             Vice President, Investor Relations
             p.williamson@drs.com